Exhibit 99.2
xTAG(tm) Respiratory Viral Panel Patrick J. Balthrop Luminex Corporation, President and Chief Executive Officer January 3, 2008

Safe Harbor Certain statements made during the course of this presentation may not be purely historical and consequently may be forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to statements made regarding the company's business outlook and projections about revenues, cash flow and market conditions, and their anticipated impact on the company, information regarding development, timing and performance of new products, and any statements of the plans, strategies and objectives of management for future operations. These forward looking statements are based on our current beliefs and expectations and are subject to known or unknown risks and uncertainties some of which are beyond the company's control that could cause actual results or plans to differ materially and adversely from those anticipated in the forward looking statements. Factors that could cause or contribute to such differences are detailed in our press release or in our annual, quarterly, or other filings with the Securities and Exchange Commission. Also, certain non-GAAP financial measures as defined by SEC Regulation G, may be covered in this presentation. To the extent that any non-GAAP financial measures are covered, a presentation of and reconciliation to the most directly comparable GAAP financial measures will be presented in this presentation and/or be available on our website at www.luminexcorp.com in accordance with Regulation G. 2

xTAG Respiratory Viral Panel xTAG(tm) RVP has received 510(k) clearance from the FDA Respiratory Viral Panel 3

xTAG RVP First test of its kind cleared by FDA First multiplexed nucleic acid test for respiratory viruses cleared for in vitro diagnostic use by FDA First FDA-cleared test of any kind for influenza A subtyping and metapneumovirus First FDA-cleared molecular test for adenovirus Fast and specific test No other cleared test can detect this many viral targets from one patient sample as quickly or specifically 4

12 Viruses and Subtypes Adenovirus Influenza A Influenza H1 Influenza H3 Influenza B Metapneumovirus Parainfluenza 1 Parainfluenza 2 Parainfluenza 3 Respiratory Syncytial Virus (RSV) A Respiratory Syncytial Virus (RSV) B Rhinovirus 5

Source: US CDC, 2007 Flu Season Statistics, U.S. 6

Respiratory Viral Panel 7